Exhibit 2.3

EXHIBIT C

VOTING AGREEMENT

THIS VOTING AGREEMENT ( this “Agreement”) is entered into as of June 7, 2006, by and between TORREYPINES THERAPEUTICS, INC., a Delaware corporation (“TorreyPines”), and the Stockholders of AXONYX INC., a Nevada corporation (the “Company”), whose signatures appear on the signature pages to this Agreement (each a “Stockholder”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

RECITALS

A.            Each Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of the Company.

B.            TorreyPines, the Company and Autobahn Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, have entered into an Agreement and Plan of Merger and Reorganization dated as of June 7, 2006, as may be amended in accordance with its terms (the “Merger Agreement”), providing for the merger of Merger Sub with and into TorreyPines, with TorreyPines being the surviving corporation and continuing as a wholly owned subsidiary of the Company (the “Merger”).

C.            In the Merger, the outstanding shares of common stock of TorreyPines are to be converted into the right to receive shares of common stock of the Company as specified in the Merger Agreement and the outstanding shares of preferred stock of TorreyPines are to be converted into the right to receive shares of common stock of the Company as well as warrants exercisable for common stock of the Company (the “Warrants”) as specified in the Merger Agreement.

D.            In order to induce TorreyPines to enter into the Merger Agreement, each Stockholder is entering into this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:
1.	CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)           The terms “Acquisition Inquiry,” “Acquisition Proposal” and “Acquisition Transaction” shall have the respective meanings assigned to those terms in the Merger Agreement.

(b)           The term “Axonyx Permitted Transaction” shall have the meaning assigned to that term in the Merger Agreement.

(c)           “Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

(d)           Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e)           “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

(f)            “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which each Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

(g)           A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person; or (iii) reduces such Person’s beneficial ownership of, interest in, control over or risk relating to such security.

(h)           “Voting Covenant Expiration Date” shall mean the earlier of the date upon which the Merger Agreement is terminated, or the date upon which the Merger is consummated.

2.	TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1           Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2           Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3           Permitted Transfers. Section 2.1 shall not prohibit a transfer of Company Common Stock by any Stockholder (i) to any member of his or her immediate family, or to a trust for the benefit of Stockholder or any member of his or her immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common

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control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to TorreyPines, to be bound by the terms of this Agreement.

3.	VOTING OF SHARES

3.1           Voting Covenant Prior to the Voting Covenant Expiration Date. Each Stockholder hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called (and any postponement or adjournment thereof), and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by TorreyPines, each Stockholder shall cause the Subject Securities to be voted, as applicable:

(a)           in favor of the issuance of the Company’s Common Stock and the Warrants, as applicable, to the stockholders of TorreyPines pursuant to the terms of the Merger Agreement, the Axonyx Certificate, the Reverse Stock Split, the 2006 Equity Incentive Plan, the Reincorporation and the Axonyx Name Change and in favor of any action in furtherance of any of the foregoing;

(b)           against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)           against the following actions (other than the Merger and the Contemplated Transactions, including the matters described in subsection (a) above): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (except the Axonyx Permitted Transaction); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws (except as described in subsection (a) above); (F) any material change in the capitalization of the Company or the Company’s corporate structure (except as described in subsection (a) above); and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Voting Covenant Expiration Date, no Stockholder shall enter into any agreement or understanding with any Person, other than TorreyPines, to vote or give instructions in any manner inconsistent with clause (a), (b), or (c) of the preceding sentence.

3.2	Proxy; Further Assurances.

(a)           Contemporaneously with the execution of this Agreement: (i) each Stockholder shall deliver to TorreyPines a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to the shares referred to therein (the “Proxy”); and (ii) each Stockholder shall cause to be delivered to TorreyPines an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any

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outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by such Stockholder.

(b)           Each Stockholder shall, at his, her or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in TorreyPines the power to carry out and give effect to the provisions of this Agreement.

4.	NO SOLICITATION

Each Stockholder agrees that, during the period from the date of this Agreement through the Voting Covenant Expiration Date, no Stockholder shall, directly or indirectly, and each Stockholder shall ensure that none of his, her or its Representatives (as defined in the Merger Agreement) will, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding the Company or any subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Each Stockholder shall immediately cease and discontinue, and each Stockholder shall ensure that his, her or its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry. For clarification, an Axonyx Permitted Transaction is not considered to be an Acquisition Transaction as provided in the Merger Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to TorreyPines as follows:

5.1           Authorization, Etc. Such Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Such Stockholder, if not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized or formed.

5.2	No Conflicts or Consents.

(a)           The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder

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will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which he, she or it or any of his, her or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of his, her or its affiliates or properties is or may be bound or affected.

(b)           The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder will not, require any consent or approval of any Person.

5.3           Title to Securities. As of the date of this Agreement: (a) such Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth beneath such Stockholder’s signature on the signature page hereof; (b) such Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth beneath such Stockholder’s signature on the signature page hereof; and (c) such Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth beneath such Stockholder’s signature on the signature page hereof.

5.4           Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

6.	ADDITIONAL COVENANTS OF STOCKHOLDER

6.1           Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Stockholder’s sole expense) take such further actions, as TorreyPines may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

7.	MISCELLANEOUS

7.1           Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

7.2           Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath

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the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Stockholder:

at the address set forth on the signature page hereof; and

if to TorreyPines:

TorreyPines Therapeutics, Inc.

11085 North Torrey Pines Road

Suite 300

La Jolla, CA 92037

Telephone: (858) 623-5665

Fax: (858) 623-5666

Attention: Chief Executive Officer

with a copy to:

Cooley Godward LLP

4401 Eastgate Mall

San Diego, CA 92121

Telephone: (858) 550-6000

Fax: (858) 550-6420

Attention: L. Kay Chandler, Esq.

7.3           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

7.4           Entire Agreement. This Agreement, the Proxy, the Merger Agreement and the Warrants collectively set forth the entire understanding of TorreyPines and such Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between TorreyPines and such Stockholder relating to the subject matter hereof and thereof.

7.5           Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Stockholder, and any attempted or purported assignment or delegation of any of such interests or

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obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and his or her heirs, estate, executors and personal representatives and his, her or its successors and assigns, and shall inure to the benefit of TorreyPines and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than TorreyPines and its successors and assigns) any rights or remedies of any nature.

7.6           Fiduciary Duties. Each Stockholder is signing this Agreement in such Stockholder’s capacity as an owner of his, her or its respective Subject Securities, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

7.7           Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, TorreyPines shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither TorreyPines nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and each Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

7.8           Non-Exclusivity. The rights and remedies of TorreyPines under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of TorreyPines under this Agreement, and the obligations and liabilities of each Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Stockholder’s obligations, or the rights or remedies of TorreyPines, under any other agreement between TorreyPines and such Stockholder; and nothing in any such other agreement shall limit any Stockholder’s obligations, or any of the rights or remedies of TorreyPines, under this Agreement.

7.9	Governing Law; Venue.

(a)           This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

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(b)           Any legal action or other legal proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each Stockholder:

(i)            expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware in connection with any such legal proceeding;

(ii)           agrees that service of any process, summons, notice or document by U.S. mail addressed to him or it at the address set forth on the signature page hereof shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)          agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

(iv)          agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Nothing contained in this Section 7.9 shall be deemed to limit or otherwise affect the right of TorreyPines to commence any legal proceeding or otherwise proceed against any Stockholder in any other forum or jurisdiction.

(c)           EACH STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

7.10        Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.11        Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.12        Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.13        Waiver .. No failure on the part of TorreyPines to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of TorreyPines in exercising

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any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. TorreyPines shall not be deemed to have waived any claim available to TorreyPines arising out of this Agreement, or any power, right, privilege or remedy of TorreyPines under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of TorreyPines; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.14	Construction.

(a)           For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)           The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

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IN WITNESS WHEREOF, TorreyPines and each Stockholder have caused this Agreement to be executed as of the date first written above.

TORREYPINES THERAPEUTICS, INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

STOCKHOLDER

By: _______________________________
Name: _____________________________
Title: ______________________________

Address:

__________________________________

__________________________________

__________________________________

Attn: ______________________________
Fax: (___)___________________________

NUMBER OF OUTSTANDING SHARES OF

COMPANY COMMON STOCK

HELD BY STOCKHOLDER:

_______________________________

NUMBER OF SHARES OF COMPANY COMMON STOCK

SUBJECT TO OPTIONS AND WARRANTS HELD BY

STOCKHOLDER:

_______________________________

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder” ) of AXONYX INC., a Nevada corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Neil Kurtz, M.D., Craig Johnson and TORREYPINES THERAPEUTICS, INC., a Delaware corporation (“TorreyPines”), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the “Shares”.) Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, among TorreyPines, the Stockholder and the other stockholders of the Company appearing as signatories thereto (the “Voting Agreement”), and is granted in consideration of TorreyPines entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among TorreyPines, the Company and Axonyx Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the “Merger Agreement” ), providing for the merger of Axonyx Acquisition Corporation with and into TorreyPines, with TorreyPines being the surviving corporation and continuing as a wholly owned subsidiary of Axonyx (the “Merger”). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Voting Covenant Expiration Date at any meeting of the stockholders of the Company, however called (and any postponement or adjournment thereof), and in connection with any written action by consent of stockholders of the Company, as applicable:

(i)            in favor of the issuance of the Company’s Common Stock and Warrants, as applicable, to the stockholders of TorreyPines pursuant to the terms of the Merger Agreement, the Axonyx Certificate, the Reverse Stock Split, the 2006 Equity Incentive Plan, the Reincorporation and the Axonyx Name Change and in favor of any action in furtherance of any of the foregoing;

(ii)           against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii)        against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement, including the matters described in

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subsection (i) above): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (except the Axonyx Permitted Transaction); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws (except as described in subsection (i) above); (F) any material change in the capitalization of the Company or the Company’s corporate structure (except as described in subsection (i) above); and (G) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

For clarification, the Stockholder shall not vote the Shares (whether in person or by proxy, other than this proxy) at any meeting of the stockholders of the Company, however called (and any postponement or adjournment thereof), or in connection with any written action by consent of stockholders of the Company, as applicable, with regard to the foregoing matters unless requested by any of the attorneys and proxies named above to do so, in which event, the Stockholder shall vote his, her or its Shares as required by Section 3.1 of the Voting Agreement.

The Stockholder may vote the Shares on all other matters not subject to this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Stockholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

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Dated: June 7, 2006

STOCKHOLDER

By: _______________________________
Name: _____________________________
Title: ______________________________

NUMBER OF OUTSTANDING SHARES OF

COMPANY COMMON STOCK

HELD BY STOCKHOLDER:

_______________________________

NUMBER OF SHARES OF COMPANY COMMON STOCK

SUBJECT TO OPTIONS HELD BY

STOCKHOLDER:

_______________________________

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